Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®
REPORTS STRONG
THIRD QUARTER EARNINGS

•	3Q09 Earnings Per Share of $0.63 (diluted)

•	3Q09 Net Interest Margin (tax equivalent) of 4.08%

•	Allowance for Credit Losses to Total Loans increased to 1.39%

•	Tangible Common Equity Ratio increased to 5.13%

•	Non-Performing Assets remain low at 0.29% of Average Earning Assets

HOUSTON, October 16, 2009. Prosperity Bancshares, Inc.® (NASDAQ: PRSP), the parent company of Prosperity Bank®, reported net income for the quarter ended September 30, 2009 of $29.322 million or $0.63 per diluted common share, an increase in net income of $13.875 million or 89.8%, compared with $15.447 million or $0.33 per diluted common share for the same period in 2008.  Earnings for the three months ended September 30, 2008 included a $9.116 million after-tax ($14.025 million pre-tax) impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities (“impairment charge on securities” or “impairment charge”). Excluding the impairment charge, net income for the quarter ended September 30, 2008 would have been $24.563 million or $0.53 per diluted common share.  Net income for the quarter ended September 30, 2009 increased $4.759 million or 19.4% when compared to net income for the quarter ended September 30, 2008 excluding the impairment charge.

“I am proud to report our team’s outstanding performance during the past quarter,” commented David Zalman, Chairman and Chief Executive Officer.  “Our bankers are competing well in all of our markets and we continue to believe our strong asset quality and strong earnings capacity will lead to future opportunities.”

“We continued to reduce our exposure to construction and development loans while our team of professional bankers continued to attract core deposit customers in our market areas throughout Texas,” continued Zalman.  “While Texas is certainly not immune to the economic ills affecting other parts of the country, we are encouraged by the resilience of the Texas economy.”

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Prosperity also reviewed its net income, earnings per share, non-interest expense and related performance ratios for the three and nine month periods ending September 30, 2008 excluding the non-recurring impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities.  Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Results of operations for the three months ended September 30, 2009

For the three months ended September 30, 2009, net income was $29.322 million compared with $15.447 million for the same period in 2008.  Net income per diluted common share was $0.63 for the three months ended September 30, 2009 and $0.33 for the same period in 2008. Earnings for the three months ended September 30, 2008 included a $9.116 million after-tax ($14.025 million pre-tax) impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities. Excluding the impairment charge, net income for the quarter ended September 30, 2008 would have been $24.563 million or $0.53 per diluted common share. Net income for the quarter ended September 30, 2009 increased $4.759 million or 19.4% when compared to net income for the quarter ended September 30, 2008 excluding the impairment charge.  Returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2009 were 1.32%, 8.93% and 29.34%, respectively.  Prosperity’s efficiency ratio (excluding net gains and losses on the sale of securities and assets and impairment charge on securities) was 44.46% for the three months ended September 30, 2009.

Net interest income before provision for credit losses for the quarter ended September 30, 2009 increased 33.9% to $77.413 million compared with $57.806 million during the same period in 2008. The increase was attributable primarily to a 35.7% increase in average earning assets primarily due to the assumption of certain deposits and acquisition of certain assets of Franklin Bank from the FDIC.  The net interest margin on a tax equivalent basis decreased to 4.08% for the three months ended September 30, 2009 compared with 4.15% for the same period in 2008.

On a linked quarter basis, the tax equivalent net interest margin increased four basis points to 4.08% for the three months ended September 30, 2009 from 4.04% reported for the three months ended June 30, 2009 as a result of multiple factors, including lower deposit pricing.

Non-interest income increased $2.119 million or 16.2% to $15.236 million for the three months ended September 30, 2009 compared with $13.117 million for the same period in 2008.  The increase was mainly attributable to an increase in service charges on deposit accounts related to accounts assumed from the FDIC as part of the Franklin Bank transaction.

Non-interest expense decreased $5.029 million or 10.9% to $41.201 million for the third quarter of 2009 compared with $46.230 million for the third quarter of 2008.  The decrease was attributable to a $14.025 million impairment charge on securities during the three months ended September 30, 2008, partially offset by increased expenses related to operating the additional banking offices that were acquired in the Franklin Bank transaction and increased FDIC insurance premiums.    Excluding the impairment charge, non-interest expense increased $8.996 million or 27.9%, primarily due to increases in staff and general operating expenses related to the banking centers acquired in the Franklin Bank transaction and increased FDIC deposit insurance assessments.

Prosperity’s FDIC deposit insurance assessments for 2008 were approximately $1.4 million.  The expected full year 2009 FDIC deposit insurance assessment (excluding any one-time assessments) is currently projected to be between $8.0 million and $9.0 million pre-tax based upon deposit balances at September 30, 2009.  Additionally, the FDIC imposed an emergency special assessment as of June 30, 2009, which for Prosperity totaled approximately $4.3 million in pre-tax expense or $0.06 per diluted common share after tax.  Additionally, the FDIC has adopted a proposed rule to require depository institutions to pre-pay, on December 30, 2009, estimated quarterly risk-based assessments for the fourth quarter of 2009 and all of 2010, 2011 and 2012. Comments to the proposed rule are due to the FDIC by October 28, 2009 and a final rule will be adopted after that date.

Average loans increased 4.3% or $141.858 million to $3.431 billion for the quarter ended September 30, 2009 compared with $3.289 billion for the same period in 2008.  Linked quarter average loans decreased 1.2% or $41.388 million from $3.472 billion at June 30, 2009. Average deposits increased 39.3% or $2.037 billion to $7.224 billion for the quarter ended September 30, 2009 compared with $5.187 billion for the same period in 2008.  Linked quarter average deposits decreased 0.3% or $22.541 million from $7.246 billion at June 30, 2009.

Loans at September 30, 2009 were $3.406 billion, an increase of $157,520 million or 4.9%, compared with $3.249 billion at September 30, 2008.  Loans decreased 1.3% or $45.182 million on a linked quarter basis compared with loans of $3.451 billion at June 30, 2009.  As reflected in the table below, linked quarter loans for the third quarter of 2009 were impacted by the loans acquired from the FDIC as a part of the Franklin Bank transaction in November 2008.  Excluding the loans acquired in this transaction, linked quarter loans decreased 0.8%.

Deposits at September 30, 2009 were $7.118 billion, an increase of $2.013 billion or 39.4%, compared with $5.105 billion at September 30, 2008.  Linked quarter deposits decreased $139.902 million or 1.9% from $7.258 billion at June 30, 2009.  As reflected in the table below, linked quarter deposits for the third quarter of 2009 were impacted by the deposits assumed from the FDIC as part of the Franklin Bank transaction.  Excluding the deposits assumed in this transaction, linked quarter deposits increased 1.0% and 9.4% from September 30, 2008.

Balance Sheet Data (at period end)	Sept 30, 2009	June 30, 2009	Sept 30, 2008
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired from FDIC (related to Franklin Bank)	$264,319	$282,733	$0
All other	3,141,818	3,168,586	3,248,617
Total Loans	$3,406,137	$3,451,319	$3,248,617

Deposits:
Assumed from FDIC (related to Franklin Bank)	$1,533,641	$1,729,657	$0
All other	5,584,352	5,528,238	5,104,842
Total Deposits	$7,117,993	$7,257,895	$5,104,842

At September 30, 2009, construction loans totaled $564.106 million, consisting of approximately $152 million of single family residential construction loans; $77 million of land development loans; $84 million of raw land loans; $104 million of residential lot loans; $48 million of commercial lot loans; and $99 million of commercial and other construction loans.  This is a decrease of $49.280 million from construction loans at June 30, 2009.

At September 30, 2009, Prosperity had $8.957 billion in total assets, $3.406 billion in loans, and $7.118 billion in deposits. Assets, loans and deposits at September 30, 2009 increased by 32.0%, 4.9% and 39.4%, respectively, compared with their level at September 30, 2008.

Results of operations for the nine months ended September 30, 2009

For the nine months ended September 30, 2009, net income was $81.310 million compared with $61.822 million for the same period in 2008.  Net income per diluted common share was $1.76 for the nine months ended September 30, 2009 compared with $1.37 for the same period in 2008.  Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2009 were 1.22%, 8.39% and 28.72%, respectively.  Prosperity’s efficiency ratio was 47.60% for the nine months ended September 30, 2009.

Net interest income before provision for credit losses for the nine months ended September 30, 2009 increased $63.240 million or 38.6%, to $227.012 million compared with $163.772 million during the same period in 2008.  The increase was attributable primarily to a 40.5% increase in average earning assets.

Non-interest income increased $6.524 million or 16.8% to $45.386 million for the nine months ended September 30, 2009 compared with $38.862 million for the same period in 2008.  The increase was mainly attributable to an increase in service charges on deposit accounts related to accounts assumed from the FDIC as part of the Franklin Bank transaction and deposit accounts assumed from the 1st Choice acquisition.

Non-interest expense increased $23.314 million or 22.0% to $129.524 million for the nine months ended September 30, 2009 compared with $106.210 million for the same period in 2008.  The increase was attributable to the increased expenses related to operating the additional banking offices that were acquired in the Franklin Bank transaction, the 1st Choice acquisition and FDIC deposit insurance assessments, partially offset by a $14.025 million pre-tax impairment charge on securities recognized in the third quarter of 2008.

The provision for credit losses was $20.275 million for the nine months ended September 30, 2009 compared to $3.867 million for the nine months ended September 30, 2008.  Net charge offs were $9.932 million for the nine months ended September 30, 2009 compared to $4.611 million for the nine months ended September 30, 2008.

Asset Quality

Non-performing assets totaled $21.920 million or 0.29% of average earning assets at September 30, 2009 compared with $14.536 million or 0.26% of average earning assets at September 30, 2008 and $19.587 million or 0.26% of average earnings assets at June 30, 2009.  The allowance for credit losses was 1.39% of total loans at September 30, 2009 compared with 1.05% at September 30, 2008 and 1.23% of total loans at June 30, 2009.

Non-performing assets (In thousands)	Sept 30, 2009		June 30, 2009		Sept 30, 2008
	Amount	#	Amount	#	Amount	#
Commercial	$920	26	$955	28	$1,600	26
Construction	10,975	40	10,969	38	6,562	29
1-4 family (including home equity)	1,285	16	1,353	22	2,962	17
Commercial real estate (including multi-family)	8,592	13	6,157	9	2,886	8
Agriculture	0	0	0	0	400	2
Consumer	148	13	153	11	126	18
Other	0	0	0	0	0	0
Total	$21,920	108	$19,587	108	$14,536	100

Net Charge-offs (In thousands)	Three Months Ended Sept 30, 2009	Three Months Ended June 30, 2009	Three Months Ended Sept 30, 2008
Commercial	$712	$307	$223
Construction	780	1,185	1,043
1-4 family (including home equity)	297	510	128
Commercial real estate (including multi-family)	215	1,091	(14)
Agriculture	53	(1)	51
Consumer	492	434	373
Total	$2,549	$3,526	$1,804

The provision for credit losses was $7.250 million for the three months ended September 30, 2009 and $1.700 million for the three months ended September 30, 2008.  Prosperity’s loan loss reserve model called for increased provisioning in the third quarter due to increased charge-offs resulting from a general weakening of the economy.  Net charge offs were $2.549 million for the three months ended September 30, 2009 and $1.804 million for the three months ended September 30, 2008.

Conference Call

Prosperity’s management team will host a conference call on Friday, October 16, 2009 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s third quarter earnings. Individuals and investment professionals may participate in the call by dialing 1-800-895-4790, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com.  The webcast may be accessed directly from Prosperity’s Home page under News and Events.

Assumption of deposits and acquisition of certain assets from the FDIC as receiver for Franklin Bank, SSB

On November 7, 2008, Prosperity Bank® paid a deposit premium of approximately $60.918 million to assume approximately $3.6 billion of deposits, including all uninsured deposits, from the FDIC, acting in its capacity as receiver for Franklin Bank.  The FDIC entered into a purchase and assumption agreement with Prosperity Bank, which paid a premium to ensure that all deposits of Franklin Bank, both insured and uninsured, were transferred to Prosperity Bank®.  Under the terms of the purchase and assumption agreement, Prosperity Bank® acquired certain assets from the FDIC, including approximately $350 million in US Treasury and Agency Securities and approximately $350 million in performing loans.  The remaining net proceeds were predominately invested in US Agency Securities.

While Franklin Bank operated forty-five (45) full service banking offices, Prosperity Bank continues to operate thirty-three (33) of these locations and has consolidated the remainder with other nearby Prosperity locations.

Acquisition of 1st Choice Bancorp, Inc.

On June 1, 2008, Prosperity completed its previously announced acquisition of 1st Choice Bancorp, Inc. and its wholly owned subsidiary, 1st Choice Bank. 1st Choice Bancorp, Inc. operated two (2) banking offices in Houston, Texas, with one location in South Houston and another in the Heights area which was consolidated with Prosperity’s Heights location and is located in 1st Choice’s Heights banking office.  As of May 31, 2008, 1st Choice Bancorp reported total assets of approximately $314.9 million, loans of approximately $192.7 million, deposits of approximately $285.2 million and stockholders’ equity of approximately $26.4 million.

In connection with the acquisition, Prosperity issued 1,757,757 shares of its common stock and paid approximately $18.758 million in cash for all outstanding shares of 1st Choice Bancorp.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $9.0 billion Houston, Texas based regional financial holding company, formed in 1983, operates under a community banking philosophy and seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates one hundred fifty-eight (158) full service banking locations; fifty-one (51) in the Houston area; twenty-seven (27) in the South Texas area including Corpus Christi and Victoria; twenty-four (24) in the Dallas/Fort Worth area; twenty (20) in the East Texas area; twenty-seven (27) in the Central Texas area including Austin and San Antonio; and nine (9) in the Bryan/College Station area.

Bryan/College Station -
Bryan
Bryan-East
Bryan-North
Caldwell
College Station
Greens Prairie
Navasota
Rock Prairie
Wellborn Road

Central Texas Area -

Austin -
Allandale
Cedar Park
Congress
183
Lakeway
Liberty Hill
Northland
Oak Hill
Parmer Lane
Research Blvd
Rollingwood
Slaughter Lane

Other Central Texas Locations -
Bastrop
Dime Box
Dripping Springs
Elgin
Flatonia
Georgetown
Kingsland
La Grange
Lexington
New Braunfels
Round Rock
San Antonio
Schulenburg
Smithville
Weimar

Dallas/Fort Worth Area -

Dallas -
Abrams Centre

Balch Springs
Camp Wisdom
Cedar Hill
Central Expressway
Frisco
Frisco-West
Kiest
Preston Road
Red Oak
The Colony
Turtle Creek
Westmoreland

Fort Worth -
Haltom City
Keller
Roanoke
Stockyards

Other Dallas/Fort Worth
Locations -
Azle
Ennis
Gainesville
Mesquite
Muenster
Sanger
Waxahachie

East Texas Area -
Athens
Athens-South
Blooming Grove
Canton
Carthage
Corsicana
Crockett
Eustace
Grapeland
Gun Barrel City
Jacksonville
Kerens
Longview
Mount Vernon
Palestine
Rusk
Seven Points
Tyler

Tyler-University
Winnsboro

Houston Area -

Houston -
Aldine
Bellaire
Clear Lake
Copperfield
Cypress
Downtown
Fairfield
Gessner
Gladebrook
Harrisburg
Heights
Highway 6 West
Hillcroft
Little York
Medical Center
Memorial Drive
Pasadena
Pecan Grove
River Oaks
Sugar Land
SW Medical Center
Tanglewood
Uptown
Waugh Drive
Westheimer
Woodcreek

Other Houston Area
Locations -
Angleton
Beaumont
Cinco Ranch
Cleveland
East Bernard
Edna
El Campo
Dayton
Galveston
Groves
Hempstead
Hitchcock
Katy

Liberty
Magnolia
Mont Belvieu
Nederland
Needville
Sweeny
Tomball
Waller
West Columbia
Wharton
Winnie
Wirt

South Texas Area -

Corpus Christi -
Airline
Carmel
Northwest
Saratoga
Water Street

Other South Texas
 Locations -
Alice
Aransas Pass
Bay City
Beeville
Cuero
Goliad
Gonzales
Hallettsville
Kingsville
Mathis
Padre Island
Palacios
Pleasanton
Port Lavaca
Portland
Rockport
Seguin
Sinton
Victoria
Victoria-North
Yoakum
Yorktown

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks;  continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives.  Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies.  These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports and statements we have filed with the SEC. Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Selected Earnings and Per	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Share Data

Total interest income	$101,695	$84,846	$310,029	$251,290
Total interest expense	24,282	27,040	83,017	87,518
Net interest income	77,413	57,806	227,012	163,772
Provision for credit losses	7,250	1,700	20,275	3,867
Net interest income after
provision for credit losses	70,163	56,106	206,737	159,905

Total non-interest income	15,236	13,117	45,386	38,862
Total non-interest expense (A)	41,201	46,230	129,524	106,210
Net income before taxes	44,198	22,993	122,599	92,557
Federal income taxes	14,876	7,546	41,289	30,735

Net income (B)	$29,322	$15,447	$81,310	$61,822

Basic earnings per share (C)	$0.64	$0.34	$1.76	$1.37

Diluted earnings per share (C)	$0.63	$0.33	$1.76	$1.37

Period end shares outstanding	46,153	46,072	46,153	46,072
Weighted average shares
outstanding (basic)	46,125	46,065	46,106	45,038
Weighted average shares
outstanding (diluted)	46,347	46,302	46,243	45,217

(A) Total non-interest expense for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax impairment charge on securities.

(B) Earnings for the three and nine months ended September 30, 2008 include a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities.

(C) Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities which resulted in a $0.19 and $0.20 decrease in basic and diluted earnings per share to $0.34 and $0.33, respectively, for the three months ended September 30, 2008 and a $0.21 and $0.20 decrease in basic and diluted earnings per share to $1.37 and $1.37, respectively, for the nine months ended September 30, 2008.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,431,061	$3,289,203	3,477,972	$3,212,176
Investment securities	4,062,796	2,292,571	4,019,370	2,134,396
Federal funds sold and
other temporary
investments	107,008	18,854	98,782	61,264
Total earning assets	7,600,865	5,600,628	7,596,124	5,407,836
Allowance for credit losses	(43,610)	(33,746)	(40,045)	(32,839)
Cash and due from banks	126,659	134,849	139,017	137,177
Goodwill	875,176	811,726	875,450	785,853
Core deposit intangibles (CDI)	39,027	46,240	39,217	44,840
Other real estate	13,910	6,972	11,508	8,984
Fixed assets, net	150,216	124,828	141,510	124,082
Other assets	105,304	109,952	106,204	112,720
Total assets	$8,867,547	$6,801,449	$8,868,985	$6,588,653

Non-interest bearing deposits	$1,475,878	$1,266,924	$1,490,911	$1,212,379
Interest bearing deposits	5,747,980	3,920,291	5,761,958	3,842,826
Total deposits	7,223,858	5,187,215	7,252,869	5,055,205
Securities sold under
repurchase agreements	109,961	95,533	95,488	81,390
Federal funds purchased and
other borrowings	49,539	146,172	53,733	106,572
Junior subordinated
debentures	92,265	92,265	92,265	101,429
Other liabilities	77,913	55,105	82,492	61,405
Shareholders' equity(D)	1,314,011	1,225,159	1,292,138	1,182,652
Total liabilities and equity	$8,867,547	$6,801,449	$8,868,985	$6,588,653

(D) Includes $13,735 and ($3,643) in after tax unrealized gains (losses) on available for sale securities for the three months ending September 30, 2009 and September 30, 2008, respectively, and $13,767 and ($1,109) for the nine months ending September 30, 2009 and September 30, 2008, respectively.

Prosperity Bancshares, Inc. ®
Financial Highlights
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$54,809	$56,925	$165,859	$171,393
Interest on securities	46,812	27,834	143,990	78,473
Interest on federal funds sold
and other temporary
investments	74	87	180	1,424
Total interest income	101,695	84,846	310,029	251,290
Interest expense - deposits	22,694	23,874	77,772	78,029
Interest expense - debentures	879	1,410	2,957	4,987
Interest expense - other	709	1,756	2,288	4,502
Total interest expense	24,282	27,040	83,017	87,518
Net interest income (E)	77,413	57,806	227,012	163,772
Provision for credit losses	7,250	1,700	20,275	3,867
Net interest income after
provision for credit losses	70,163	56,106	206,737	159,905
Service charges on
deposit accounts	13,554	11,348	38,789	32,581
Net (loss) gain on sale of assets	(20)	34	277	715
Net gain (loss) on sale of ORE	115	(210)	552	(648)
Brokered mortgage income	59	74	269	296
Net gain on sale of held for
sale loans	0	46	0	229
Other non-interest income	1,528	1,825	5,499	5,689
Total non-interest income	15,236	13,117	45,386	38,862

Salaries and benefits (F)	21,507	17,526	64,649	50,407
CDI amortization	2,479	2,562	7,635	7,513
Net occupancy and equipment	3,624	3,088	11,116	8,765
Depreciation	2,100	1,955	6,170	5,812
Data processing
and software amortization	1,446	1,319	5,063	3,971
Impairment charge on
securities	0	14,025	0	14,025
Other non-interest expense	10,045	5,755	34,891	15,717
Total non-interest expense	41,201	46,230	129,524	106,210
Net income before taxes	44,198	22,993	122,599	92,557
Federal income taxes	14,876	7,546	41,289	30,735
Net income available
to common shareholders(G)	$29,322	$15,447	$81,310	$61,822

(E) Net interest income on a tax equivalent basis would be $78,111 and $58,471 for the three months ended September 30, 2009 and September 30, 2008, respectively, and $229,096 and $165,995 for the nine months ended September 30, 2009 and September 30, 2008, respectively.

(F) Salaries and benefits includes stock-based compensation expense of $267 and $470 for the three months ended September 30, 2009 and September 30, 2008, respectively, and $887 and $1,111 for the nine months ended September 30, 2009 and September 30, 2008, respectively.

(G) Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Common Share and	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Other Data
Employees - FTE	1,608	1,366	1,608	1,366

Book value per share	$28.75	$26.68	$28.75	$26.68
Tangible book value per share	$8.93	$8.08	$8.93	$8.08

Period end shares outstanding	46,153	46,072	46,153	46,072
Weighted average shares
outstanding (basic)	46,125	46,065	46,106	45,038
Weighted average shares
outstanding (diluted)	46,347	46,302	46,243	45,217

Non-accrual loans	$2,878	$2,757	$2,878	$2,757
Accruing loans 90 or more
days past due	5,938	4,083	5,938	4,083
Restructured loans	0	0	0	0
Total non-performing loans	8,816	6,840	8,816	6,840
Repossessed assets	366	158	366	158
Other real estate	12,738	7,538	12,738	7,538
Total non-performing assets	$21,920	$14,536	$21,920	$14,536

Allowance for credit losses at
end of period	$47,312	$33,981	$47,312	$33,981

Net charge-offs	$2,549	$1,804	$9,932	$4,611

Basic earnings per share (H)	$0.64	$0.34	$1.76	$1.37

Diluted earnings per share (H)	$0.63	$0.33	$1.76	$1.37

(H) Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities which resulted in a $0.19 and $0.20 decrease in basic and diluted earnings per share to $0.34 and $0.33, respectively, for the three months ended September 30, 2008 and a $0.21 and $0.20 decrease in basic and diluted earnings per share to $1.37 and $1.37, respectively, for the nine months ended September 30, 2008.

Prosperity Bancshares, Inc.®
Financial Highlights

	Three Months Ended		Nine Months Ended
	Sept 30, 2009	Sept 30, 2008	Sept 30, 2009	Sept 30, 2008
Performance Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Return on average
assets (annualized) (I)	1.32%	0.91%	1.22%	1.25%
Return on average common
equity (annualized) (I)	8.93%	5.04%	8.39%	6.97%
Return on average tangible
common equity (annualized) (I)	29.34%	16.83%	28.72%	23.42%
Net interest margin
(tax equivalent) (annualized) (J)	4.08%	4.15%	4.03%	4.10%

Efficiency ratio(K)	44.46%	45.43%	47.60%	45.65%

Asset Quality Ratios

Non-performing assets to
average earning assets	0.29%	0.26%	0.29%	0.27%
Non-performing assets to loans
and other real estate	0.64%	0.45%	0.64%	0.45%
Net charge-offs
to average loans	0.07%	0.05%	0.29%	0.14%
Allowance for credit losses to
total loans	1.39%	1.05%	1.39%	1.05%

Common Stock Market Price

High	$37.36	$46.48	$37.36	$46.48

Low	$28.13	$23.32	$20.04	$21.96

Period end market price	$34.79	$33.99	$34.79	$33.99

(I) Earnings for the three and nine months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities which resulted in a 53 and 19 basis point decrease in return on average assets to 0.91% and 1.25%, respectively, a 298 and 103 basis point decrease in return on average equity to 5.04% and 6.97%, respectively, and a 993 and 345 basis point decrease in return on average tangible common equity to 16.83% and 23.42%, respectively

(J) Net interest margin for all periods presented is calculated on an actual 365 or actual 366 day basis.

(K) The Company revised its efficiency ratio in the fourth quarter 2008 and no longer excludes gains and losses on the sale of ORE.  The efficiency ratio is calculated by dividing total non-interest expense (excluding provision for credit losses) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and assets and impairment charge on securities). Prior period amounts have been restated to reflect the current methodology. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Sept 30, 2009		June 30, 2009		March 31, 2009		Dec 31, 2008
Loan Portfolio	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Commercial	$439,848	12.92%	$461,622	13.38%	$461,514	13.18%	$499,143	13.99%
Construction	564,106	16.56%	613,386	17.77%	643,151	18.37%	666,080	18.67%
1-4 family residential	692,885	20.34%	675,702	19.58%	667,392	19.06%	668,096	18.73%
Home equity	116,873	3.43%	115,029	3.33%	112,053	3.20%	107,048	3.01%
Commercial real estate	1,336,454	39.24%	1,318,489	38.20%	1,346,056	38.45%	1,343,401	37.66%
Agriculture	145,176	4.26%	149,515	4.33%	144,384	4.12%	145,649	4.08%
Consumer	110,795	3.25%	117,576	3.41%	126,750	3.62%	137,640	3.86%
Total Loans	$3,406,137		$3,451,319		$3,501,300		$3,567,057

Deposit Types

Non-interest bearing DDA	$1,473,189	20.70%	$1,476,378	20.34%	$1,510,005	20.95%	$1,522,983	20.85%
Interest bearing DDA	1,066,778	14.99%	1,060,965	14.62%	1,030,826	14.30%	1,082,078	14.82%
Money Market	1,682,345	23.63%	1,614,874	22.25%	1,495,724	20.76%	1,400,673	19.18%
Savings	320,078	4.50%	325,232	4.48%	322,130	4.47%	309,938	4.24%
Time < $100	1,289,362	18.11%	1,418,375	19.54%	1,491,380	20.69%	1,577,431	21.60%
Time > $100	1,286,241	18.07%	1,362,071	18.77%	1,356,814	18.83%	1,410,194	19.31%
Total Deposits	$7,117,993		$7,257,895		$7,206,879		$7,303,297

Loan to Deposit Ratio	47.9%		47.6%		48.6%		48.8%

Construction Loans

Single family residential construction	$152,056	26.96%	$177,632	28.96%	$214,034	33.28%	$237,191	35.61%
Land development	76,996	13.65%	86,363	14.08%	91,005	14.15%	90,846	13.64%
Raw land	84,384	14.96%	96,157	15.67%	89,003	13.84%	89,120	13.38%
Residential lots	103,565	18.36%	101,321	16.52%	104,684	16.28%	106,869	16.04%
Commercial lots	48,139	8.53%	49,614	8.09%	37,318	5.80%	39,374	5.91%
Commercial
construction and other	98,966	17.54%	102,299	16.68%	107,107	16.65%	102,680	15.42%
Total Construction Loans	$564,106		$613,386		$643,151		$666,080

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Total loans	$3,406,137	$3,451,319	$3,501,300	$3,567,057	$3,248,617
Investment securities (L)	4,255,057	3,981,109	3,991,200	4,160,401	2,294,403
Federal funds sold and other
temporary investments	35,930	128,451	14,930	16,404	25,748
Total earning assets	7,697,124	7,560,879	7,507,430	7,743,862	5,568,768
Allowance for credit losses	(47,312)	(42,611)	(39,238)	(36,970)	(33,981)
Cash and due from banks	120,932	142,860	148,938	212,335	159,386
Goodwill	876,958	875,434	874,356	874,654	811,916
Core deposit intangibles	37,825	40,305	42,796	38,196	44,974
Other real estate	12,738	11,101	9,134	4,450	7,538
Fixed assets, net	149,725	149,742	151,544	123,638	123,823
Other assets	109,342	101,241	104,237	112,199	105,485
Total assets	$8,957,332	$8,838,951	$8,799,197	$9,072,364	$6,787,909

Demand deposits	$1,473,189	$1,476,378	$1,510,005	$1,522,983	$1,263,407
Interest bearing deposits	5,644,804	5,781,517	5,696,874	5,780,314	3,841,435
Total deposits	7,117,993	7,257,895	7,206,879	7,303,297	5,104,842
Securities sold under
repurchase agreements	100,636	96,732	81,773	96,017	100,310
Federal funds purchased and
other borrowings	253,855	28,170	28,441	229,395	219,671
Junior subordinated
debentures	92,265	92,265	92,265	92,265	92,265
Other liabilities	65,548	64,794	109,291	96,284	41,641
Total liabilities	7,630,297	7,539,856	7,518,649	7,817,258	5,558,729
Shareholders' equity (M)	1,327,035	1,299,095	1,280,548	1,255,106	1,229,180
Total liabilities and equity	$8,957,332	$8,838,951	$8,799,197	$9,072,364	$6,787,909

(L) Includes $26,688, $20,153, $23,784, $15,158 and $1,220 in unrealized gains on available for sale securities for the quarterly periods ending  September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, and September 30, 2008,  respectively.

(M) Includes $17,347, $13,099, $15,460, $9,853 and $793  in after-tax unrealized gains on available for sale securities for the quarterly periods ending September 30, 2009, June 30, 2009, March 31, 2009, December 31, 2008, and September 30, 2008, respectively.

Prosperity Bancshares, Inc.®
Financial Highlights
(Dollars in thousands)

	Three Months Ended
	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Interest on loans	$54,809	$55,248	$55,802	$56,073	$56,925
Interest on securities	46,812	47,450	49,726	39,713	27,834
Interest on federal funds
sold and other earning
assets	74	70	38	802	87
Total interest income	101,695	102,768	105,566	96,588	84,846
Interest expense - deposits	22,694	25,621	29,457	29,663	23,874
Interest expense - debentures	879	959	1,119	1,452	1,410
Interest expense - other	709	667	912	1,516	1,756
Total interest expense	24,282	27,247	31,488	32,631	27,040
Net interest income	77,413	75,521	74,078	63,957	57,806
Provision for credit losses	7,250	6,900	6,125	6,000	1,700
Net interest income after
provision for credit losses	70,163	68,621	67,953	57,957	56,106
Service charges on
deposits accounts	13,554	12,863	12,372	13,204	11,348
Net (loss) gain on sale of assets	(20)	200	97	130	34
Net gain (loss) on sale of
ORE	115	415	22	(1,684)	(210)
Brokered mortgage income	59	140	70	34	74
Net gain on sale of held for
sale loans	0	0	0	0	46
Other non-interest income	1,528	1,515	2,456	1,824	1,825
Total non-interest income	15,236	15,133	15,017	13,508	13,117
Salaries and benefits	21,507	20,494	22,648	20,411	17,526
CDI amortization	2,479	2,492	2,664	2,284	2,562
Net occupancy and equipment	3,624	3,514	3,978	3,704	3,088
Depreciation	2,100	2,069	2,001	1,854	1,955
Data processing and
software amortization	1,446	1,562	2,055	1,609	1,319
Impairment charge on
securities	0	0	0	0	14,025
Other non-interest expense	10,045	14,169	10,677	7,724	5,755
Total non-interest expense	41,201	44,300	44,023	37,586	46,230
Net income before taxes	44,198	39,454	38,947	33,879	22,993
Federal income taxes	14,876	12,944	13,469	11,194	7,546
Net income available
to common shareholders(N)	$29,322	$26,510	$25,478	$22,685	$15,447

N) Earnings for the three months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities.

Prosperity Bancshares, Inc.®
Financial Highlights

Comparative Quarterly	Three Months Ended
Asset Quality, Performance	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008
& Capital Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Return on average
assets (annualized)(O)	1.32%	1.20%	1.15%	1.09%	0.91%
Return on average common
equity (annualized)(O)	8.93%	8.18%	8.02%	7.30%	5.04%
Return on average tangible
equity (annualized)(O)	29.34%	27.98%	28.52%	24.89%	16.83%
Net interest margin
(tax equivalent) (annualized)	4.08%	4.04%	3.98%	3.65%	4.15%

Employees - FTE	1,608	1,634	1,684	1,734	1,366

Efficiency ratio	44.46%	48.98%	49.47%	48.60%	45.43%
Non-performing assets to
average earning assets	0.29%	0.26%	0.16%	0.20%	0.26%
Non-performing assets to loans
and other real estate	0.64%	0.57%	0.36%	0.40%	0.45%
Net charge-offs to
average loans	0.07%	0.10%	0.11%	0.09%	0.05%
Allowance for credit losses to
total loans	1.39%	1.23%	1.12%	1.04%	1.05%

Book value per share	$28.75	$28.17	$27.78	$27.24	$26.68

Tangible book value per share	$8.93	$8.31	$7.88	$7.43	$8.08

Tier 1 risk-based capital	11.85%	11.24%	10.53%	9.89%	12.71%

Total risk-based capital	13.01%	12.28%	11.48%	10.76%	13.65%

Tier 1 leverage capital	6.09%	5.81%	5.48%	5.68%	7.75%

Tangible equity to tangible
assets	5.13%	4.84%	4.61%	4.19%	6.28%

Equity to assets	14.82%	14.70%	14.55%	13.83%	18.11%

(O) Earnings for the three months ended September 30, 2008 includes a $14.025 million pre-tax, or $9.116 million after-tax, impairment charge on securities, which resulted in a 53 basis point decrease in return on average assets to 0.91%, a 298 basis point decrease in return on average equity to 5.04% and a 993 basis point decrease in return on average tangible common equity to 16.83%.

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30, 2009
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,431,061	$54,809	6.34%
Investment securities	4,062,796	46,812	4.61%
Federal funds sold
and other temporary investments	107,008	74	0.27%
Total interest earning assets	7,600,865	$101,695	5.31%
Allowance for credit losses	(43,610)
Non-interest earning assets	1,310,292
Total assets	$8,867,547

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,092,719	$2,253	0.82%
Savings and money market deposits	1,969,427	4,579	0.92%
Certificates and other time deposits	2,685,834	15,862	2.34%
Securities sold under repurchase agreements	109,961	320	1.15%
Federal funds purchased and other borrowings	49,539	389	3.12%
Junior subordinated debentures	92,265	879	3.78%
Total interest bearing liabilities	$5,999,745	$24,282	1.61%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,475,878
Other liabilities	77,913
Total liabilities	$7,553,536
Shareholders' equity	$1,314,011
Total liabilities and shareholders' equity	$8,867,547

Net Interest Income & Margin		$77,413	4.04%

Net Interest Income & Margin
(tax equivalent)		$78,111	4.08%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Three Months Ended September 30, 2008
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,289,203	$56,925	6.89%
Investment securities	2,292,571	27,834	4.86%
Federal funds sold
and other temporary investments	18,854	87	1.84%
Total interest earning assets	5,600,628	$84,846	6.03%
Allowance for credit losses	(33,746)
Non-interest earning assets	1,234,567
Total assets	$6,801,449

Interest Bearing Liabilities:
Interest bearing demand deposits	$712,741	$1,565	0.87%
Savings and money market deposits	1,439,838	6,783	1.87%
Certificates and other time deposits	1,767,712	15,526	3.49%
Securities sold under repurchase agreements	95,533	631	2.63%
Federal funds purchased and other borrowings	146,172	1,125	3.06%
Junior subordinated debentures	92,265	1,410	6.08%
Total interest bearing liabilities	4,254,261	$27,040	2.53%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,266,924
Other liabilities	55,105
Total liabilities	5,576,290
Shareholders' equity	1,225,159
Total liabilities and shareholders' equity	$6,801,449

Net Interest Income & Margin		$57,806	4.11%

Net Interest Income & Margin
(tax equivalent)		$58,471	4.15%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30, 2009
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,477,972	$165,859	6.38%
Investment securities	4,019,370	143,990	4.78%
Federal funds sold
and other temporary investments	98,782	180	0.24%
Total interest earning assets	7,596,124	$310,029	5.46%
Allowance for credit losses	(40,045)
Non-interest earning assets	1,312,906
Total assets	$8,868,985

Interest Bearing Liabilities:
Interest bearing demand deposits	$1,069,884	$6,557	0.82%
Savings and money market deposits	1,884,542	15,255	1.08%
Certificates and other time deposits	2,807,532	55,960	2.66%
Securities sold under repurchase agreements	95,488	948	1.33%
Federal funds purchased and other borrowings	53,733	1,340	3.33%
Junior subordinated debentures	92,265	2,957	4.28%
Total interest bearing liabilities	6,003,444	$83,017	1.85%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	1,490,911
Other liabilities	82,492
Total liabilities	7,567,847
Shareholders' equity	1,292,138
Total liabilities and shareholders' equity	$8,868,985

Net Interest Income & Margin		$227,012	4.00%

Net Interest Income & Margin
(tax equivalent)		$229,096	4.03%

Prosperity Bancshares, Inc.®
Supplemental Financial Data (Unaudited)
(Dollars in thousands)

	Nine Months Ended September 30, 2008
YIELD ANALYSIS	Average	Interest Earned	Average
	Balance	/ Interest Paid	Yield/Rate

Interest Earning Assets:
Loans	$3,212,176	$171,393	7.13%
Investment securities	2,134,396	78,473	4.90%
Federal funds sold
and other temporary investments	61,264	1,424	3.10%
Total interest earning assets	$5,407,836	$251,290	6.21%
Allowance for credit losses	(32,839)
Non-interest earning assets	1,213,656
Total assets	$6,588,653

Interest Bearing Liabilities:
Interest bearing demand deposits	$775,730	$6,338	1.09%
Savings and money market deposits	1,354,694	20,875	2.06%
Certificates and other time deposits	1,712,402	50,816	3.96%
Securities sold under repurchase agreements	81,390	1,809	2.97%
Federal funds purchased and other borrowings	106,572	2,693	3.38%
Junior subordinated debentures	101,429	$4,987	6.57%
Total interest bearing liabilities	$4,132,217	$87,518	2.83%
Non-interest bearing liabilities:
Non-interest bearing demand deposits	$1,212,379
Other liabilities	61,405
Total liabilities	$5,406,001
Shareholders' equity	1,182,652
Total liabilities and shareholders' equity	$6,588,653

Net Interest Income & Margin		$163,772	4.05%

Net Interest Income & Margin
(tax equivalent)		$165,995	4.10%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars in thousands)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. Prosperity also reviewed its net income, earnings per share, non-interest expense and related performance ratios for the three and nine month periods ended September 30, 2008 excluding the non-recurring impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities. Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented.  Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook.  These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Three months ended
	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sept 30, 2008
Return on average tangible common equity:
Net income	$29,322	$26,510	$25,478	$22,685	$15,447
Average shareholders' equity	1,314,011	1,295,737	1,270,380	1,242,491	1,225,159
Less: Average goodwill and other intangible assets	(914,203)	(916,754)	(913,010)	(877,985)	(857,966)
Average tangible shareholders’ equity	$399,808	$378,983	$357,370	$364,506	$367,193
Return on average tangible common equity:	29.34%	27.98%	28.52%	24.89%	16.83%

Tangible book value per share:
Shareholders’ equity	$1,327,035	$1,299,095	$1,280,548	$1,255,106	$1,229,180
Less: Goodwill and other intangible assets	(914,783)	(915,739)	(917,152)	(912,850)	(856,890)
Tangible shareholders’ equity	$412,252	$383,356	$363,396	$342,256	$372,290

Period end shares outstanding	46,153	46,109	46,100	46,080	46,072
Tangible book value per share:	$8.93	$8.31	$7.88	$7.43	$8.08

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$412,252	$383,356	$363,396	$342,256	$372,290

Total assets	$8,957,332	$8,838,951	$8,799,197	$9,072,364	$6,787,909
Less: Goodwill and other intangible assets	(914,783)	(915,739)	(917,152)	(912,850)	(856,890)
Tangible assets	$8,042,549	$7,923,212	$7,882,045	$8,159,514	$5,931,019

Tangible equity to tangible assets ratio:	5.13%	4.84%	4.61%	4.19%	6.28%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

	Nine Months Ended
	Sept 30, 2009	Sept 30, 2008
Return on average tangible common equity:
Net income	$81,310	$61,822
Average shareholders' equity	1,292,138	1,225,159
Less: Average goodwill and other intangible assets	(914,667)	(857,966)
Average tangible shareholders’ equity	$377,471	$367,193
Return on average tangible common equity:	28.72%	22.45%

Tangible book value per share:
Shareholders equity	$1,327,035	$1,229,180
Less: Goodwill and other intangible assets	(914,783)	(856,890)
Tangible shareholders’ equity	$412,252	$372,290

Period end shares outstanding	46,153	46,072
Tangible book value per share:	$8.93	$8.08

Tangible equity to tangible assets ratio:
Tangible shareholders’ equity	$412,252	$372,290

Total assets	$8,957,332	$6,787,909
Less: Goodwill and other intangible assets	(914,783)	(856,890)
Tangible assets	$8,042,549	$5,931,019

Tangible equity to tangible assets ratio:	5.13%	6.28%

Prosperity Bancshares, Inc.®
Notes to Selected Financial Data (Unaudited)
(Dollars and share amounts in thousands)

Results of operations before impairment charge in the third quarter of 2008

The following results illustrate the effect of the $14.025 million pre-tax ($9.116 million after-tax) impairment charge on Fannie Mae and Freddie Mac perpetual preferred securities which was recognized in the third quarter of 2008(1):

	3 Months Ended	9 Months Ended
	September 30, 2008	September 30, 2008
Adjusted non-interest expense:
Non-interest expense (GAAP)	$46,230	$106,210
Less: Impairment charge on securities	(14,025)	(14,025)
Adjusted non-interest expense	$32,205	$92,185

Adjusted net income:
Net income (GAAP)	$15,447	$61,822
Add: Impairment charge on securities	14,025	14,025
Less: Tax effect of impairment charge on securities	(4,909)	(4,909)
Adjusted net income	$24,563	$70,938

Adjusted earnings per share:
Adjusted net income	$24,563	$70,938
Weighted average shares outstanding-basic	46,065	45,039
Adjusted earnings per share (basic)	$0.53	$1.58
Weighted average shares outstanding-diluted	46,302	45,217
Adjusted earnings per share (diluted)	$0.53	$1.57

Adjusted return on average assets:
Adjusted net income	$24,563	$70,938
Average assets	$6,801,449	$6,588,653
Adjusted return on average assets	1.44%	1.44%

Adjusted return on average common equity:
Adjusted net income	$24,563	$70,938
Average equity	$1,225,159	$1,182,652
Adjusted return on average common equity	8.02%	8.00%

(1) Total non-interest income, net interest income and shareholders’ equity were not affected by the impairment charge